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                                                  EXHIBIT 23(a)


                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of UNOVA, Inc. on Form S-8 of our report dated August 13, 1997, appearing in the Information Statement on Form 10 of UNOVA, Inc. as filed with the Securities and Exchange Commission on August 18, 1997, and subsequently amended on October 1, 1997, and October 22, 1997, and to the reference to us under the heading "Interests of Named Experts and Counsel" in the Registration Statement.







Deloitte & Touche LLP
Los Angeles, California

October 27, 1997


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